Exhibit 4.17

DATED 18 June 2013

TUVALU SHIPPING COMPANY INC.
JABAT SHIPPING COMPANY INC.
(as Borrowers)

-and-

DEUTSCHE BANK AKTIENGESELLSCHAFT FILIALE DEUTSCHLANDGESCHAFT
(as Lender)

UP TO US$18,000,000 SECURED
 LOAN AGREEMENT

STEPHENSON HARWOOD

CONTENTS

		Page

1.	Definitions and Interpretation	1

2	The Loan and its Purpose	12

3	Conditions of Utilisation	12

4	Advance	13

5	Repayment	13

6	Prepayment	14

7	Interest	15

8	Indemnities	18

9	Fees	22

10	Security and Application of Moneys	23

11	Representations	26

12	Undertakings and Covenants	30

13	Events of Default	47

14	Assignment and Sub-Participation	53

15	Set-Off	53

16	Payments	54

17	Notices	55

18	Partial Invalidity	57

19	Remedies and Waivers	57

20	Joint and several liability	57

21	Miscellaneous	59

LOAN AGREEMENT

Dated: 18 June 2013 BETWEEN:

(1)
TUVALU SHIPPING COMPANY INC. and JABAT SHIPPING COMPANY INC., each a company incorporated under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405 Majuro, Marshall Islands MH 96960 (together the "Borrowers" and each a "Borrower") jointly and severally; and

(2)	DEUTSCHE BANK AKTIENGESELLSCHAFT FILIALE DEUTSCHLANDGESCHÄFT, Frankfurt am Main, acting through its office at Adolphsplatz 7, 20457 Hamburg, Germany (the "Lender").

WHEREAS:

(A)	Each Borrower is the registered owner of the relevant Vessel and has registered that Vessel under the flag of the Republic of the Marshall Islands.

(B)
The Lender has agreed to advance to the Borrowers on a joint and several basis up to eighteen million Dollars ($18,000,000) to assist the Borrowers to refinance part of the aggregate purchase price of the Vessels in the amount of (i) ten million Dollars ($10,000,000) in respect of mv "MYRTO"; and (ii) eight million Dollars ($8,000,000) in respect of mv "MAIA".

IT IS AGREED as follows:

1Definitions and Interpretation

1.1	In this Agreement:

"Administration" has the meaning given to it in paragraph 1.1.3 of the ISM Code.

"Annex VI" means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997).

"Approved Brokers" means Associated Shipbroking, Monaco; Allied Shipbroking Inc., Piraeus;  Simpson, Spence and Young Shipbrokers, London; Clarksons,

London; Braemar Seascape, London; Arrow Shipping; Maersk Broker K.S. and Galbraiths Inc. or any other experienced ship broker as agreed between the Lender and the Borrowers.

"Assignments" means the deeds of assignment referred to in Clause 10.1.2 (Security Documents).

"Availability Termination Date" means 19 July 2013 or such later date as the Lender may in its discretion agree.

"Bikini Loan Agreement" means a loan facility agreement dated 8 October 2009 made between the Lender, as lender, and the Collateral Owner, as borrower, as amended, supplemented, novated or replaced from time to time.

"Borrower's Vessels" means the following Kamsarmax bulk carrier vessels and everything now or in the future belonging to them on board and ashore, currently registered under the flag of the Republic of the Marshall Islands in the ownership of the respective Borrowers set out below and "Borrower's Vessel" means any one of them:

Name of Vessel	IMO no.	Borrower	Approximate dwt	Year built
MYRTO (the "Myrto Vessel")	9518086	Tuvalu Shipping Company Inc.	82,131	2013
MAIA (the "Maia Vessel)	9422938	Jabat Shipping Company Inc.	82,193	2009

"Break Costs" means all sums payable by the Borrowers from time to time under Clause 8.3 (Break Costs).

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in New York, London, Frankfurt am Main and Hamburg and Piraeus.

"Charters" means any time charters or other contracts of employment in respect of a Borrower's Vessel in excess of twelve (12) months duration made between the relevant Borrower and a Charterer and "Charter" means each one of them.

"Charterer" means any charterer that has entered into a Charter with a Borrower in respect of the relevant Borrower's Vessel.

"Collateral Assignment" means the deed of assignment referred to in Clause 10.1.7 (Security Documents).

"Collateral Guarantee" means the guarantee and indemnity referred to in Clause 10.1.5 (Security Documents).

"Collateral Owner" means Bikini Shipping Company Inc., a company incorporated under the laws of the Republic of the Marshall Islands, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960.

"Collateral Owner's Indebtedness" means the indebtedness of the Collateral Owner to the Lender, as lender, under the Bikini Loan Agreement.

"Collateral Mortgage" means the preferred mortgage referred to in Clause 10.1.6 (Security Documents).

"Collateral Vessel" means the capesize bulk carrier "NEW YORK" of approximately 177,000 dwt with IMO number 9405332 and everything now or in the future belonging to her on board and ashore, currently registered under the flag of the Republic of the Marshall Islands in the ownership of the Collateral Owner.

"Compliance Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Compliance Certificate).

"Currency of Account" means, in relation to any payment to be made to the Lender under a Finance Document, the currency in which that payment is required to be made by the terms of that Finance Document.

"Default" means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"DOC" means, in relation to the ISM Company, a valid Document of Compliance issued for the ISM Company by the Administration under paragraph 13.2 of the ISM Code.

"Dollars" and "$" each means available and freely transferable and convertible funds in lawful currency of the United States of America.

"Drawdown Date" means the date on which the Loan is advanced under Clause 4 (Advance).

"Drawdown Notice" means a notice substantially in the form set out in Schedule 3 (Form of Drawdown Notice).

"Earnings" means all hires, freights, pool income and other sums payable to or for the account of a Borrower in respect of a Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of a Vessel.

"Earnings Accounts" means the bank accounts to be opened in the names of the Borrowers with the Lender and designated respectively "Tuvalu Shipping Company Inc. - Earnings Account" and "Jabat Shipping Company Inc. - Earnings Account" and "Earnings Account" means either one of them.

"Encumbrance" means a mortgage, charge, assignment, pledge, lien, or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Event of Default" means any of the events or circumstances set out in Clause 13.1 (Events of Default).

"Facility Period" means the period beginning on the date of this Agreement and ending on the date when the whole of the Indebtedness has been paid in full and the

Security Parties have ceased to be under any further actual or contingent liability to the Lender under or in connection with the Finance Documents.

"Fair Market Value" means, in respect of a Vessel, the market value of a Vessel determined in accordance with Clause 10.14 (Fair Market Value determination).

"Final Maturity Date" means the fifth (5th) anniversary of the Drawdown Date.

"Finance Documents" means this Agreement, the Security Documents and any other document designated as such by the Lender and the Borrowers and "Finance Document" means any one of them.

"Financial Indebtedness" means any obligation for the payment or repayment of money, whether present or future, actual or contingent, in respect of:

(a)	moneys borrowed;

(b)	any acceptance credit;

(c)	any bond, note, debenture, loan stock or similar instrument;

(d)	any finance or capital lease;

(e)	receivables sold or discounted (other than on a non-recourse basis);

(f)	deferred payments for assets or services;

(g)
any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

"GAAP" means generally accepted accounting principles in the United States of America.

"Group" means the Guarantor and its Subsidiaries (whether direct or indirect and including, but not limited to, the Borrowers and the Collateral Owner) from time to time during the Facility Period and "member of the Group" shall be construed accordingly.

"Guarantee" means the guarantee  and indemnity  referred  to in Clause  10.1.3 (Security Documents).

"Guarantor" means Diana Shipping Inc., of the Republic of the Marshall Islands, and/or (where the context permits) any other person who shall at any time during the Facility Period give to the Lender a guarantee and/or indemnity for the repayment of all or part of the Indebtedness.

"IAPPC" means a valid international air pollution prevention certificate for a Vessel issued under Annex VI.

"Indebtedness" means the aggregate from time to time of: the amount of the Loan outstanding; all accrued and unpaid interest on the Loan; and all other sums of any nature (together with all accrued and unpaid interest on any of those sums) payable to the Lender under all or any of the Finance Documents.

"Insurances" means all policies and contracts of insurance (including all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with a Vessel or her increased value or her Earnings and (where the context permits) all benefits under such contracts and policies, including all claims of any nature and returns of premium.

"Interest Payment Date" means each date for the payment of interest in accordance with Clause 7.7 (Accrual and payment of interest).

"Interest Period" means each period for the determination and payment of interest selected by the Borrowers or agreed or selected by the Lender pursuant to Clause 7 (Interest).

"ISM Code" means the International Management Code for the Safe Operation of Ships and for Pollution Prevention.

"ISM Company" means, at any given time, the company responsible for a Vessel's compliance with the ISM Code under paragraph 1.1.2 of the ISM Code.

"ISPS Code" means the International Ship and Port Facility Security Code.

"ISPS Company" means, at any given time, the company responsible for a Vessel's compliance with the ISPS Code.

"ISSC" means a valid international ship security certificate for a Vessel issued under the ISPS Code.

"LIBOR" means:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for any Interest Period) the arithmetic mean of the rates (rounded upwards to four decimal places) quoted to the Lender in the London interbank market,

at 11.00 a.m. two (2) Business Days before the first day of the relevant Interest Period for the offering of deposits in Dollars in an amount comparable to the Loan (or any relevant part of the Loan) and for a period comparable to the relevant Interest Period and, if any such rate is below zero, LIBOR will be deemed to be zero.

"Loan" means the aggregate amount advanced or to be advanced by the Lender to the Borrowers under Clause 4 (Advance) or, where the context permits, the amount advanced and for the time being outstanding.

"Management Agreements" means the agreements for the commercial and/or technical management of the Vessels between the Borrowers respectively and the Managers, in form and substance acceptable to the Lender, and "Management Agreement" means any one of them.

"Managers" means Diana Shipping Services S.A., of the Republic of Panama, or such other reputable commercial and/or technical managers of the Vessels nominated by the Borrowers as the Lender may approve in its absolute discretion.

"Managers' Undertakings" means the letters of undertaking referred to in Clause 10.1.8 (Security Documents) and "Managers' Undertaking" means any one of them.

"Mandatory Cost" means the percentage rate per annum calculated by the Lender in accordance with Schedule 2 (Calculation of Mandatory Cost).

"Margin" means three per cent (3%) per annum.

"Maximum Loan Amount" means eighteen million Dollars ($18,000,000).

"Mortgagees Insurances" means all policies and contracts of mortgagee's interest insurance, mortgagee's interest insurance additional perils (pollution) and any other insurance from time to time taken out by the Lender in relation to a Vessel.

"Mortgages" means the preferred mortgages referred to in Clause 10.1.1 (Security Documents) and "Mortgage" means any one of them.

"Obligatory Insurances" means the insurances and entries referred to in Clauses 12.5.1, 12.5.2, 12.5.3 and, where applicable, those referred to in Clauses 12.5.4 and 12.5.7.

"Original Financial Statements" means the audited consolidated financial statements of the Guarantor for the financial year ended 31 December 2012.

"Permitted Encumbrance" means (a) any Encumbrance which has been disclosed in writing to, and approved in writing by, the Lender on the date of this Agreement, or (b) any Encumbrance in favour of the Lender pursuant to the Finance Documents or (c) any lien on a Vessel for master's, officer's or crew's wages outstanding in the ordinary course of trading, or (d) any lien for salvage, or (e) any ship repairer's or outfitter's possessory lien on a Vessel for a sum not (except with the prior written consent of the Lender) exceeding the Threshold Amount, or (f) any other liens incurred in the ordinary course of business by operation of law and securing Borrowers' or, as the case may be, Collateral Owner's overdue obligations of no longer than thirty (30) days from the date of their occurrence.

"Pledgor" means the Guarantor in its capacity as pledgor.

"Relevant Documents" means the Finance Documents, the Charters and the Management Agreements.

"Repayment Date" means the date for payment of any Repayment Instalment in accordance with Clause 5.1 (Repayment of Loan).

"Repayment Instalment" means any instalment of the Loan to be repaid by the Borrowers under Clause 5.1 (Repayment of Loan).

"Requisition Compensation" means all compensation or other money which may from time to time be payable to a Borrower as a result of a Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).

"Screen Rate" means in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period displayed on page LIBOR 01 of the Reuters screen. If the agreed page is replaced or the service ceases to be available, the Lender may specify another page or service displaying the appropriate rate after consultation with the Borrowers.

"Security Cover Ratio" means the ratio of the aggregate of (i) the Fair Market Value of the Borrowers' Vessels, (ii) the Fair Market Value of the Collateral Vessel less the Collateral Owner's Indebtedness or any other indebtedness secured by first priority security over the Collateral Vessel and (iii) the value of any additional security (such value to be the face amount of the deposit (in the case of cash), determined conclusively by appropriate advisers appointed by the Lender (in the case of other charged assets), and determined by the Lender in its discretion (in all other cases)) for the time being provided to the Lender under Clause 10.12 (Additional Security) to the amount of the Loan outstanding.

"Security Documents" means the Mortgages, the Assignments, the Guarantee, the Share Pledges, the Collateral Guarantee, the Collateral Mortgage, the Collateral Assignment, the Managers' Undertakings or (where the context permits) any one or more of them and any other agreement or document which may at any time be executed by any person as security for the payment of all or any part of the Indebtedness and "Security Document" means any one of them.

"Security Parties" means the Borrowers, the Collateral Owner, the Guarantor, the Pledgor, the Managers and any other person who may at any time during the Facility Period be liable for, or provide security for, all or any part of the Indebtedness, and "Security Party" means any one of them.

"Share Pledges" means the pledges of shares referred to in Clause 10.1.4 (Security Documents).

"SMC" means a valid safety management certificate issued for a Vessel by or on behalf of the Administration under paragraph 13.7 of the ISM Code.

"SMS" means a safety management system for a Vessel developed and implemented in accordance with the ISM Code.

"Subsidiaries" means any company or entity directly or indirectly controlled by such person, and for this purpose "control" means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise and "Subsidiary" means any one of them.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Threshold Amount" means one million Dollars ($1,000,000) or its equivalent in any other currency.

"Total Loss" means:

(a)	an actual, constructive, arranged, agreed or compromised total loss of a Vessel; or

(b)	the requisition for title or compulsory acquisition of a Vessel by any government or other competent authority (other than by way of requisition for hire); or

(c)
the capture, seizure, arrest, detention, confiscation, hijacking, theft or condemnation of a Vessel by any government or by persons acting or purporting to act on behalf of any government or otherwise, unless a Vessel is released and returned to the possession of the Borrower or the Collateral Owner within sixty (60) days after the capture, seizure, arrest, detention, confiscation, hijacking, theft or condemnation in question.

"Vessels" means the Borrower's Vessels and the Collateral Vessel and "Vessel" means any one of them.

1.2	In this Agreement:

1.2.1	words denoting the plural number include the singular and vice versa;

1.2.2	words denoting persons include corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa;

1.2.3	references to Recitals, Clauses and Schedules are references to recitals, clauses and schedules to or of this Agreement;

1.2.4	references to this Agreement include the Recitals and the Schedules;

1.2.5	the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Agreement;

1.2.6
references to any document (including, without limitation, to all or any of the Relevant Documents) are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time;

1.2.7	references to "indebtedness" include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

1.2.8	references to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, replaced or re-enacted;

1.2.9	references to the Lender include its successors, transferees and assignees; and

1.2.10	a time of day (unless otherwise specified) is a reference to London time.

1.3	Offer letter

This Agreement supersedes the terms and conditions contained in any correspondence relating to the subject matter of this Agreement exchanged between the Lender and the Borrowers or their representatives prior to the date of this Agreement.

2	The Loan and its Purpose

2.1	Amount Subject to the terms of this Agreement, the Lender agrees to make available to the Borrowers a term loan in an aggregate amount not exceeding the Maximum Loan Amount.

2.2	Purpose The Borrowers shall apply the Loan for the purposes referred to in Recital (B).

2.3	Monitoring The Lender shall not be bound to monitor or verify the application of any amount borrowed under this Agreement.

3	Conditions of Utilisation

3.1
Conditions precedent The Borrowers are not entitled to have the Loan advanced unless the Lender has received all of the documents and other evidence listed in Part I of Schedule 1 (Conditions precedent).

3.2	Further conditions precedent The Lender will only be obliged to advance the Loan if on the date of the Drawdown Notice and on the proposed Drawdown Date:

3.2.1	no Default is continuing or would result from the advance of the Loan;

3.2.2	the representations made by the Borrowers under Clause 11(Representations) are true in all material respects; and

3.2.3	there is no material adverse change on the reputation, business, assets, financial condition or credit worthiness of the Borrower or the Guarantor.

3.3
Conditions subsequent The Borrowers undertake to deliver or to cause to be delivered to the Lender on, or as soon as practicable after, the Drawdown Date the additional documents and other evidence listed in Part II of Schedule I (Conditions subsequent), save that references in that Part II to "the Vessel" or to any person or document relating to a Vessel shall be deemed to relate solely to any Vessel specified in the relevant Drawdown Notice or to any person or document relating to that Vessel respectively.

3.4
No waiver If the Lender in its sole discretion agrees to advance the Loan to the Borrowers before all of the documents and evidence required by Clause 3.1 (Conditions precedent) have been delivered to or to the order of the Lender, the Borrowers undertake to deliver all outstanding documents and evidence to or to the order of the Lender no later than thirty (30) days after the Drawdown Date or such other date specified by the Lender.

The advance of the Loan under this Clause 3.4 shall not be taken as a waiver of the Lender's right to require production of all the documents and evidence required by Clause 3.1 (Conditions precedent).

3.5	Form and content All documents and evidence delivered to the Lender under this Clause 3 shall:

3.5.1	be in form and substance acceptable to the Lender; and

3.5.2	if required by the Lender, be certified, notarised, legalised or attested in a manner acceptable to the Lender.

4	Advance

The Borrowers may request the Loan to be advanced in one amount on any Business Day prior to the Availability Termination Date by delivering to the Lender a duly completed Drawdown Notice not more than ten (10) and not fewer than two (2) Business Days before the proposed Drawdown Date. Any such Drawdown Notice shall be signed by authorised signatories of the Borrowers and, once delivered, is irrevocable.

5	Repayment

5.1
Repayment of Loan The Borrowers agree to repay the Loan to the Lender by twenty (20) consecutive quarterly instalments, the first nineteen (19) such repayment instalments each in the sum of three hundred and seventy five thousand Dollars ($375,000) and the twentieth (20th) and final such repayment instalment in the amount of ten million eight hundred and seventy five thousand Dollars ($10,875,000) comprising a repayment instalment of three hundred and seventy five thousand Dollars ($375,000) and a balloon amount of ten million five hundred thousand Dollars ($10,500,000), the first instalment falling due on the date which is three calendar months after the Drawdown Date and subsequent instalments falling due at consecutive intervals of three calendar months thereafter and with the last instalment, together with any other amounts then outstanding under the Indebtedness, falling due on the Final Maturity Date.

5.2
Reduction of Repayment Instalments If the aggregate amount advanced to the Borrowers is less than the Maximum Loan Amount, the amount of each Repayment Instalment shall be reduced pro rata to the amount actually advanced.

5.3	Reborrowing The Borrowers may not reborrow any part of the Loan which is repaid or prepaid.

6	Prepayment

6.1	Illegality If it becomes unlawful in any jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain the Loan:

6.1.1	the Lender shall promptly notify the Borrowers of that event; and

6.1.2
the Borrowers shall repay the Loan (to the extent already advanced) on the last day of the current Interest Period or, if earlier, the date specified by the Lender in the notice delivered to the Borrowers (being no earlier than the last day of any applicable grace period permitted by law).

6.2
Voluntary prepayment of Loan The Borrowers may prepay or cancel the whole or any part of the Loan (but, if in part, being an amount that reduces the Loan by an amount which is an integral multiple of one million Dollars ($1,000,000) subject as follows, or as otherwise agreed by the Lender in its absolute discretion:

6.2.1	they give the Lender not less than five (5) Business Days' (or such shorter period as the Lender may agree) prior notice;

6.2.2	no prepayment may be made until after the Availability Termination Date;

6.2.3	prepayments may only be made on an Interest Payment Date; and

6.2.4
any prepayment under this Clause 6.2 shall satisfy the obligations under Clause 5.1 (Repayment of Loan) in inverse order of maturity or pro rata, at the Borrower's option, in the absence of which, it shall be at the Lender's option.

6.3
Mandatory prepayment on sale or Total Loss If there is a Prepayment Event, the Borrowers shall, simultaneously with any such sale or on the earlier of the date falling one hundred and eighty (180) days after any such Total Loss and the date on which the proceeds of any such Total Loss are realised, make a prepayment:

(a)
in the case of the first Borrower's Vessel or the Collateral Vessel to suffer a Prepayment Event, an amount of the Loan which, after giving credit to the prepayment, results in the Fair Market Value of the remaining Vessel(s) and any other security granted in favour of the Lender being the greater of (i) the Security Cover Ratio existing at the time of such Prepayment Event and (ii) 125% of the Loan outstanding, and any such prepayment shall be applied in prepayment of the remaining Repayment Instalments upon a Prepayment Event of (1) the first Borrower's Vessel, pro rata and (2) the Collateral Vessel, in inverse order of maturity; and

(b)
in the case of the last of the Borrower's Vessels to suffer a Prepayment Event, a prepayment equal to the whole of the Indebtedness and in addition, any part of the Loan not drawn down shall be automatically cancelled.

For the purposes of this Clause 6.3 a "Prepayment Event" means a sale or Total Loss of a Vessel.

6.4
Restrictions  Any notice of prepayment given under this Clause 6 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant prepayment is to be made and the amount of that prepayment.

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs.

7	Interest

7.1
Interest Periods The period during which the Loan shall be outstanding under this Agreement shall be divided into consecutive Interest Periods of three or six months' duration, as selected by the Borrowers by written notice to the Lender not later than 11.00 a.m. on the third Business Day before the beginning of the Interest Period in question, or such other duration as may be agreed by the Lender.

7.2
Beginning and end of Interest Periods Each Interest Period shall start on the Drawdown Date or (if the Loan is already made) on the last day of the preceding Interest Period and end on the date which numerically corresponds to the Drawdown Date or the last day of the preceding Interest Period in the relevant calendar month except that, if there is no numerically corresponding date in that calendar month, the Interest Period shall end on the last Business Day in that month and no Interest Period may exceed the Final Maturity Date.

7.3
Interest Periods to meet Repayment Dates If an Interest Period will expire after the next Repayment Date, there shall be a separate Interest Period for a part of the Loan equal to the Repayment Instalment due on that next Repayment Date and that separate Interest Period shall expire on that next Repayment Date.

7.4
Non-Business Days  If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

7.5	Interest rate During each Interest Period interest shall accrue on the Loan at the rate determined by the Lender to be the aggregate of (a) the Margin, (b) LIBOR and (c) the Mandatory Cost, if any.

7.6
Failure to select Interest Period If the Borrowers at any time fail to select or agree an Interest Period in accordance with Clause 7.1 (Interest Periods), the interest rate applicable shall be the rate determined by the Lender in accordance with Clause 7.5 (Interest rate) for an Interest Period of three (3) months or such other duration as the Lender may select.

7.7
Accrual and payment of interest  Interest shall accrue from day to day, shall be calculated on the basis of a 360 day year and the actual number of days elapsed (or, in any circumstance where market practice differs, in accordance with the prevailing market practice) and shall be paid by the Borrowers to the Lender on the last Business Day  of each Interest Period and, if the Interest Period is longer than three months, on the dates falling at three monthly intervals after the first day of that Interest Period.

7.8	Default interest If a Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent (2%) higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted the Loan in the currency of the overdue amount for successive Interest Periods, each selected by the Lender (acting reasonably). Any interest accruing under this Clause 7.8 shall be immediately payable by that Borrower on demand by the Lender.

7.9
Alternative interest rate If either (a) the applicable Screen Rate is not available for any Interest Period and no rates are quoted to the Lender to determine LIBOR for that Interest Period or (b) the Lender determines that the cost to it of obtaining matching deposits for any Interest Period would be in excess of LIBOR and that determination is made no later than close of business in London on the day LIBOR is determined for that Interest Period:

7.9.1	the Lender shall give notice to the Borrowers of the occurrence of such event; and

7.9.2	the rate of interest on the Loan for that Interest Period shall be the rate per annum which is the sum of:

(a)	the Margin; and

(b)	the rate which expresses as a percentage rate per annum the cost to the Lender of funding the Loan from whatever source it may reasonably select; and

(c)	the Mandatory Cost, if any,

PROVIDED THAT if the resulting rate of interest is not acceptable to the Borrowers:

7.9.3	the Lender will negotiate with the Borrowers in good faith with a view to modifying this Agreement to provide a substitute basis for determining the rate of interest;

7.9.4	any substitute basis agreed pursuant to Clause 7.9.3 shall be binding on the parties to this Agreement; and

7.9.5	if, within thirty (30) days of the giving of the notice referred to in Clause 7.9.1, the Borrowers and the Lender fail to agree in writing on a substitute basis for determining the rate of interest, the Borrowers will immediately prepay the Loan, together with accrued interest (calculated in accordance with Clause 7.9.2) and any Break Costs.

7.10
Determinations conclusive The Lender shall promptly notify the Borrowers of the determination of a rate of interest under this Clause 7 and each such determination shall (save in the case of manifest error) be final and conclusive.

8	Indemnities

8.1
Transaction expenses The Borrowers will, within fourteen (14) days of the Lender's written demand, pay the Lender the amount of all costs and expenses (including legal fees and Value Added Tax or any similar or replacement tax if applicable) incurred by the Lender in connection with:

8.1.1
the negotiation, preparation, printing, execution and registration of the Finance Documents (whether or not any Finance Document is actually executed or registered and whether or not all or any part of the Loan is advanced);

8.1.2	any amendment, addendum or supplement to any Finance Document (whether or not completed) (except from those pursuant to Clause 14 (Assignment and Sub-participation));

8.1.3
any other document which may at any time be required by the Lender to give effect to any Finance Document or which the Lender is entitled to call for or obtain under any Finance Document (including, without limitation, any valuation of the Vessels); and

8.1.4	any discharge, release or reassignment of any of the Security Documents.

8.2
Funding costs The Borrowers shall indemnify the Lender promptly on the Lender's written demand against all losses and costs incurred or sustained by the Lender if, for any reason, the Loan is not advanced to the Borrowers after the relevant Drawdown Notice has been given to the Lender, or is advanced on a date other than that requested in the Drawdown Notice (unless, in either case, as a result of any default by the Lender).

8.3
Break Costs The Borrowers shall pay to the Lender promptly on the Lender's written demand the amount of all costs, losses, premiums or penalties incurred or to be incurred by the Lender as a result of its receiving any prepayment of all or any part of the Loan (whether pursuant to Clause 6 (Prepayment) or otherwise) on a day other than the last day of an Interest Period for the Loan or relevant part of the Loan, or any other payment under or in relation to the Finance Documents on a day other than the due date for payment of the sum in question, including (without limitation) any losses or costs incurred in liquidating or re-employing deposits from third parties acquired to effect or maintain all or any part of the Loan.

8.4
Currency indemnity In the event of the Lender receiving or recovering any amount payable under a Finance Document in a currency other than the Currency of Account, and if the amount received or recovered is insufficient when converted into the Currency of Account at the date of receipt to satisfy in full the amount due, the Borrowers shall, promptly on the Lender's written demand, pay to the Lender such further amount in the Currency of Account as is sufficient to satisfy in full the amount due and that further amount shall be due to the Lender as a separate debt under this Agreement.

8.5
Increased costs (subject to Clause 8.6 (Exceptions to increased costs)) If, by reason of the introduction of any law, or any change in any law, or any change in the interpretation or administration of any law, or compliance with any request or requirement from any central bank or any fiscal, monetary or other authority occurring after the date of this Agreement (including the implementation or application of or compliance with the Basel II Accord or any other Basel II Regulation or Basel III (whether such implementation, application or compliance is by any central bank or any fiscal, monetary or other authority, the Lender or the holding company of the Lender)):

8.5.1	the Lender (or the holding company of the Lender) shall be subject to any Tax with respect to payment of all or any part of the Indebtedness (other than Tax on overall net income); or

8.5.2	the basis of Taxation of payments to the Lender in respect of all or any part of the Indebtedness shall be changed; or

8.5.3	any reserve requirements shall be imposed, modified or deemed applicable against assets held by or deposits in or for the account of or loans by any branch of the Lender; or

8.5.4
the manner in which the Lender allocates capital resources to its obligations under this Agreement or any ratio (whether cash, capital adequacy, liquidity or otherwise) which the Lender is required or requested to maintain shall be affected; or

8.5.5	there is imposed on the Lender (or on the holding company of the Lender) any other condition in relation to the Indebtedness or the Finance Documents;

and the result of any of the above shall be to increase the cost to the Lender (or to the holding company of the Lender) of the Lender making or maintaining the Loan, or to cause the Lender to suffer (in its opinion) a material reduction in the rate of return on its overall capital below the level which it reasonably anticipated at the date of this Agreement and which it would have been able to achieve but for its entering into this Agreement and/or performing its obligations under this Agreement, or to cause a reduction in any amount due and payable to the Lender under any of the Finance Documents, then, subject to Clause 8.6 (Exceptions to increased costs), the Lender shall notify the Borrowers and the Borrowers shall from time to time pay to the Lender on demand the amount which shall compensate the Lender (or the holding company of the Lender) for such additional cost or reduced return or reduced amount. A certificate signed by an authorised signatory of the Lender setting out the amount of that payment and the basis of its calculation shall be submitted to the Borrowers and shall be conclusive evidence of such amount save for manifest error or on any question of law.

For the purposes of this Clause 8.5:

"Basel II Accord" means the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement;

"Basel II Approach" means, in relation to the Lender, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the

Basel II Accord) adopted by the Lender (or its holding company) for the purpose of implementing or complying with the Basel II Accord;

"Basel II Regulation" means (a) any law or regulation implementing the Basel II Accord or (b) any Basel II Approach adopted by the Lender;

"Basel III" means (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated, (b) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011 and (c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III"; and

"holding company" means, in respect of the Lender, the company or entity (if any) within the consolidated supervision of which the Lender is included.

8.6	Exceptions to increased costs Clause 8.5 (Increased costs) does not apply to the extent any additional cost or reduced return referred to in that Clause is:

8.6.1	compensated for by a payment made under Clause 8.10 (Taxes); or

8.6.2	compensated for by a payment made under Clause 16.3 (Grossing-up); or

8.6.3	compensated for by the payment of the Mandatory Cost; or

8.6.4	attributable to the wilful breach by the Lender (or the holding company of the Lender) of any law or regulation.

8.7
Events of Default The Borrowers shall indemnify the Lender from time to time promptly on the Lender's written demand against all losses, costs and liabilities incurred or sustained by the Lender as a consequence of any Event of Default.

8.8
Enforcement costs The Borrowers shall pay to the Lender promptly on the Lender's written demand the amount of all costs and expenses (including legal fees) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document including (without limitation) any losses, costs and expenses which the Lender may from time to time sustain, incur or become liable for by reason of the Lender being  mortgagee of a Vessel and/or a lender to the Borrowers, or by reason of the Lender being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of a Vessel.

8.9
Other costs The Borrowers shall pay to the Lender promptly on the Lender's written demand the amount of all sums which the Lender may pay or become actually or contingently liable for on account of a Borrower in connection with a Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which the Lender may pay or guarantees which it may give in respect of the Insurances, any expenses incurred by the Lender in connection with the maintenance or repair of a Vessel or in discharging any lien, bond or other claim relating in any way to a Vessel, and any sums which the Lender may pay or guarantees which it may give to procure the release of a Vessel from arrest or detention.

8.10
Taxes The Borrowers shall pay all Taxes to which all or any part of the Indebtedness or any Finance Document may be at any time subject (other than Tax on the Lender's overall net income) and shall indemnify the Lender promptly on the Lender's written demand against all liabilities, costs, claims and expenses resulting from any omission to pay or delay in paying any such Taxes.

8.11
Cancellation The Borrowers may cancel the Loan and prepay to the Lenders the full amount of the Indebtedness, if a Finance Party makes a claim under Clauses 8.5 or 8.10. Any prepayment under this Clause shall be made together with accrued interest on the amount prepaid and Break Costs.

9	Fees

9.1
Commitment fee The Borrowers shall pay to the Lender a fee computed at the rate of zero point fifty per cent (0.50%) per annum on the undrawn amount of the Loan from time to time from the date of this Agreement until the earlier of the

Drawdown Date and the Availability Termination Date or the date on which the Borrowers cancel the whole of the undrawn amount of the Loan by giving to the Lender relevant notice in writing to that effect. The accrued commitment fee is payable on the last day of each successive period of three months from the date of this Agreement and on the Drawdown Date.

9.2	Arrangement fee The Borrowers shall pay to the Lender a non-refundable arrangement fee in the amount of two hundred and twenty five thousand Dollars ($225,000) on the date of this Agreement.

9.3
Administration fee The Borrowers shall pay to the Lender a non-refundable administration fee in the amount of five thousand Dollars ($5,000) on the date of this Agreement and on each anniversary of the date of this Agreement.

10	Security and Application of Moneys

10.1
Security Documents   As security for the payment of the Indebtedness, the Borrowers shall execute and deliver to the Lender or cause to be executed and delivered to the Lender the following documents in such forms and containing such terms and conditions as the Lender shall require:

10.1.1	first preferred mortgages over the Borrower's Vessels;

10.1.2	first priority deeds of assignment of the Insurances, Earnings, Charters and Requisition Compensation of the Borrowers' Vessels;

10.1.3	a guarantee and indemnity from the Guarantor;

10.1.4	first priority charge of all the issued shares of the Borrowers;

10.1.5	a guarantee and indemnity from the Collateral Owner;

10.1.6	a second preferred mortgage over the Collateral Vessel;

10.1.7	a second priority deed of assignment of the Insurances, Earnings and Requisition Compensation of the Collateral Vessel; and

10.1.8	a letter of undertaking and subordination from the Managers incorporating an assignment of Insurances in respect of each Vessel.

10.2
Earnings Accounts The Borrowers shall maintain the Earnings Accounts with the Lender for the duration of the Facility Period free of Encumbrances and rights of set off other than those created by or under the Finance Documents.

10.3	Earnings The Borrowers shall procure that all Earnings and any Requisition Compensation are credited to the relevant Earnings Account.

10.4
Additional payments If for any reason the amount standing to the credit of the Earnings Account is insufficient to make any transfer required by Clause I 0.4 (Application of Earnings Account), the Borrowers shall, without demand, procure that there is credited to the Lender, on the date on which the relevant amount would have been transferred from the Earnings Account, an amount equal to the amount of the shortfall.

10.5	Application of Earnings Account The Borrowers shall procure that there is transferred from the Earnings Account to the Lender:

10.5.1	on each Repayment Date, the amount of the Repayment Instalment then due; and

10.5.2	on each Interest Payment Date, the amount of interest then due,

and the Borrowers irrevocably authorise the Lender to make those transfers.

10.6
Borrowers' obligations not affected If for any reason the amount standing to the credit of the Retention Account is insufficient to pay any Repayment Instalment or to make any payment of interest when due, the Borrowers' obligation to pay that Repayment Instalment or to make that payment of interest shall not be affected.

10.7
Release of surplus Any amount remaining to the credit of the Earnings Account following the making of any transfer required by Clause 10.5 (Application of Earnings Account) shall (unless a Default shall have occurred and be continuing) be released to or to the order of the Borrowers.

10.8
Relocation of Earnings Accounts At any time following the occurrence and during the continuation of a Default, the Lender may without the consent of the Borrowers relocate either or both of the Earnings Accounts to any other branch of the Lender, without prejudice to the continued application of this Clause 10 and the rights of the Lender under the Finance Documents.   In the event that such

relocation of the Earnings Accounts requires the consent of the Borrowers under any law or statute then the Borrowers covenant to co-operate fully with the Lender in connection with such relocation of Earnings Accounts and shall, without limitation, execute and procure the execution of such documents as the Lender may require in this connection.

10.9
Application after acceleration From and after the giving of notice to the Borrowers by the Lender under Clause 13.2 (Acceleration), the Borrowers shall procure that all sums from time to time standing to the credit of either of the Earnings Account are immediately transferred to the Lender for application in accordance with Clause 10.10 (General application of moneys) and the Borrowers irrevocably authorise the Lender to make those transfers.

10.10	General application of moneys The Borrowers irrevocably authorise the Lender to apply all sums which the Lender receives and is entitled to receive:

10.10.1	pursuant to a sale or other disposition of a Vessel or any right, title or interest in a Vessel; or

10.10.2	by way of payment of any sum in respect of the Insurances, Earnings, Charters or Requisition Compensation; or

10.10.3	by way of transfer of any sum from either of the Earnings Account; or

10.10.4	otherwise under or in connection with any Security Document,

in or towards satisfaction, or by way of retention on account, of the Indebtedness in such manner as the Lender shall require.

10.11
Application of moneys on sale or Total Loss The Borrower irrevocably authorises the Lender to apply all sums which the Lender may receive pursuant to a sale by the Borrowers or a Total Loss in or towards satisfaction of the prepayment due and payable under Clause 6.3 (Mandatory prepayment on sale or Total Loss) by virtue of that sale or Total Loss, but the Borrower's obligation to make that prepayment shall not be affected if those sums are insufficient to satisfy that obligation.

10.12
Additional security If at any time during the Facility Period the Security Cover Ratio is less than one hundred and twenty five per cent (125%), the Borrowers shall, within thirty (30) days of the Lender's request, at the Borrowers' option:

10.12.1	pay to the Lender or to its nominee a cash deposit in the amount of the shortfall to be secured in favour of the Lender as additional security for the payment of the Indebtedness; or

10.12.2	give to the Lender other additional security in amount and form acceptable to the Lender in its discretion; or

10.12.3	prepay the Loan in the amount of the shortfall.

Clauses 5.3 (Reborrowing), 6.2.4 (Voluntary prepayment of Loan) and 6.4 (Restrictions) shall apply, mutatis mutandis, to any prepayment made under this Clause 10.12 and the value of any additional security provided shall be determined as stated above.

10.13
Fair Market Value determination The fair market value shall be conclusively determined at any time throughout the Facility Period, by an Approved Broker selected by the Borrowers in their sole discretion appointed by, and reporting to, the Lender on the basis of a charter-free sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing seller and a willing buyer. In the event that such Approved Broker provides a range, then the lowest amount of the range will apply. If the Lender determines in its sole discretion that the valuation referred to above, is not sufficient to accurately determine the Fair Market Value, the Lender shall then have the option to obtain another valuation from an Approved Broker and the Fair Market Value shall be determined as the average of the two valuations.

10.14
Cost of valuations For the purposes of Clause 10.13, the cost of one set of valuations per annum shall be borne by the Borrowers, unless there is an Event of Default which is continuing, in which case the cost of all valuations obtained from time to time upon the request of the Lender shall be borne by the Borrowers.

11	Representations

11.1	Representations The Borrowers make the representations and warranties set out in this Clause 11.1 to the Lender on the date of this Agreement.

11.1.1	Status Each Security Party (which is not an individual) is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation and has the power to own its assets and carry on its business as it is being conducted.

11.1.2	Binding obligations The obligations expressed to be assumed by each Security Party in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

11.1.3	Non-conflict with other obligations The entry into and performance by each Security Party of, and the transactions contemplated by, the Finance Documents do not conflict with:

(a)	any law or regulation applicable to that Security Party;

(b)	the constitutional documents of that Security Party; or

(c)	any document binding on that Security Party or any of its assets,

and in borrowing the Loan, the Borrowers are acting for their own account.

11.1.4	No established place of business in the UK or US No Security Party has an established place of business in the United Kingdom or the United States of America.

11.1.5
Power and authority  Each Security Party has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

11.1.6	Validity and admissibility in evidence All consents, licences, approvals, authorisations, filings and registrations required or desirable:

(a)
to enable each Security Party lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party or to enable the Lender to enforce and exercise all its rights under the Finance Documents; and

(b)	to make the Finance Documents to which any Security Party is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect, with the exception only of the registrations referred to in Part II of Schedule 1 (Conditions subsequent).

11.1.7
Governing law and enforcement The choice of a particular law as the governing law of any Finance Document expressed to be governed by that law will be recognised and enforced in the jurisdiction of incorporation of each relevant Security Party, and any judgment obtained in the jurisdiction submitted to in any Finance Document will be recognised and enforced in the jurisdiction of incorporation of each relevant Security Party.

11.1.8
Deduction of Tax No Security Party is required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

11.1.9
No filing or stamp taxes Under the law of jurisdiction of incorporation of each relevant Security Party it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

11.1.10	No default No Event of Default is continuing or might reasonably be expected to result from the advance of the Loan.

11.1.11	No misleading information Any factual information provided by any Security Party to the Lender was true and accurate in all material respects as at the date it was provided.

11.1.12
Pari passu ranking The payment obligations of each Security Party under the Finance Documents to which it is a party rank at least pari passu with any present or future claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

11.1.13
No proceedings pending or threatened  No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started or (to the best of the Borrowers' knowledge threatened)

which, if adversely determined, might reasonably be expected to have a materially adverse effect on the business, assets, financial condition or credit worthiness of any Security Party.

11.1.14
Disclosure of material facts The Borrowers are not aware of any material facts or circumstances which have not been disclosed to the Lender and which might, if disclosed, have adversely affected the decision of a person considering whether or not to make loan facilities of the nature contemplated by this Agreement available to the Borrowers.

11.1.15
Completeness of Relevant Documents   The copies of any Relevant Documents provided or to be provided by the Borrowers to the Lender in accordance with Clause 3 (Conditions of Utilisation) are, or will be, true and accurate copies of the originals and represent, or will represent, the full agreement between the parties to those Relevant Documents in relation to the subject matter of those Relevant Documents and there are no commissions, rebates, premiums or other payments due or to become due in connection with the subject matter of those Relevant Documents other than in the ordinary course of business or as disclosed to, and approved in writing by, the Lender.

11.1.16
No money laundering In relation to the borrowing by the Borrowers of the Loan, the performance and discharge of its obligations and liabilities under the Finance Documents, and the transactions and other arrangements effected or contemplated by the Finance Documents to which it is a party, the Borrowers confirm to the Lender that it is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

11.1.17	Financial statements The financial statements provided pursuant to Clause 12.1 (Information undertakings) are accurate and reveal the true financial position of the relevant Security Parties.

11.2	Repetition Each representation and warranty in Clause 11.1 (Representations) is deemed to be repeated by the Borrowers by reference to the facts and circumstances then existing on the date of each Drawdown Notice and the first day of each Interest Period.

12	Undertakings and Covenants

The undertakings and covenants in this Clause 12 remain in force for the duration of the Facility Period.

12.1	Information undertakings

12.1.1
Financial statements The Borrowers shall procure that the Guarantor shall supply to the Lender as soon as the same become available, but in any event within 120 days after the end of each of its financial years, the Guarantor's annual audited consolidated financial statements for that financial year, together with a Compliance Certificate, signed by two directors of the Guarantor, setting out (in reasonable detail) computations as to compliance with Clause 12.2 (Financial covenants) as at the date as at which those financial statements were drawn up.

12.1.2	Requirements as to financial statements Each set of financial statements delivered by the Borrowers or the Guarantor under Clause 12.1.1 (Financial statements):

(a)	shall be certified by a director of the Guarantor as fairly representing its financial condition as at the date as at which those financial statements were drawn up; and

(b)
shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, the relevant Borrower notifies the Lender that there has been a change in GAAP, the accounting practices or reference periods and the Guarantor's auditors deliver to the Lender:

(i)	a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)
sufficient information, in form and substance as may be reasonably required by the Lender, to enable the Lender to make an accurate comparison between the financial position indicated in those financial statements and that indicated in the Original Financial Statements.

12.1.3
Interim financial statements   The Borrowers shall procure that the Guarantor shall supply to the Lender as soon as the same become available, but in any event within 90 days after the end of each quarter during each of its financial years, the Guarantor's unaudited quarterly financial statements for that quarter.

12.1.4	Information: miscellaneous The Borrowers shall supply to the Lender:

(a)	all documents dispatched by any Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)
promptly upon becoming aware of them, details of any litigation, arbitrationor  administrative  proceedings  which  are  current, threatened or pending against any Security Party, and which might, if adversely determined, have a materially adverse effect on the business,  assets, financial condition or credit worthiness of that Security Party; and

(c)
promptly,  such  further  information  regarding  the  financial condition, business and operations of any Security Party as the Lender may reasonably request including, without limitation, cash flow analyses and details of the operating costs of any Vessel.

12.1.5	Notification of default

(a)	The Borrowers shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)	Promptly upon a request by the Lender, each Borrower shall supply to the Lender a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

12.1.6	"Know your customer" checks If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of a Borrower after the date of this Agreement; or

(c)	a proposed assignment or transfer by the Lender of any of its rights and obligations under this Agreement,

obliges the Lender (or, in the case of (c) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrowers shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or, in the case of (c) above, on behalf of any prospective new Lender) in order for the Lender (or, in the case of (c) above, any prospective new Lender) to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

12.2	Financial covenants

12.2.1	Each Borrower shall maintain from the Drawdown Date throughout the Facility Period Cash of not less than $500,000 for each Borrower's Vessel.

12.2.2	The Borrower shall procure that the Guarantor shall maintain the following financial ratios on a consolidated basis throughout the Facility Period:

(a)	Adjusted Net Worth shall not be less than $150,000,000;

(b)	Adjusted Net Worth shall not be less than 25% of the Total Assets;

and

(c)	Liquid Funds shall not be less than $500,000 for each Fleet Vessel.

12.2.3
In the event that after the date of this Agreement, the Guarantor enters into any  financial agreement in which it agrees to any  further financial covenants or any different covenant ratios in relation to those contained in Clauses 12.2.1 and 12.2.2, the Lender reserves the right to demand that these financial covenants shall become part of this Agreement.

For the purposes of this Clause 12.2:

"Accounting Information" means the quarterly consolidated financial statements and/or the annual consolidated financial statements to be provided by the Guarantor to the Lender in accordance with Clauses 12.1.1 and 12.1.3.

"Accounting Period" means each consecutive period of approximately three months falling during the Facility Period (ending on the last day in March, June, September and December of each year) for which quarterly Accounting Information is  required  to be delivered  pursuant to Clause   12.1.3.

"Adjusted Net Worth" means, in respect of an Accounting Period, the amount of Total Assets less Consolidated Debt.

"Cash" means cash in hand which is not subject to any charge back or other Encumbrance and to which a Borrower or the Guarantor (as the context requires) has free, immediate and direct access.

"Consolidated Debt" means, in respect of an Accounting Period, the aggregate amount of Debt owing by members of the Group (other than any such Debt owing by any member of the Group to another member of the Group) as stated in the then most recent Accounting Information.

"Current Assets" means, in respect of each Accounting Period, the aggregate of the cash and marketable securities, trade and other receivables from persons other than a member of the Group realisable within one year, inventories and prepaid expenses which are to be charged to income within one year less any doubtful debts and any discounts or allowances given as stated in the then most recent

Accounting Information.

"Debt" means the aggregate (as of the date of calculation) of all obligations of the Group then outstanding for the payment or repayment of money as stated in the Accounting Information then most recently required to be delivered pursuant to Clause 12.1.1 or 12.1.3 including, without limitation:

(a)	any amounts payable by the Group under leases or similar arrangements over their respective periods;

(b)	any credit to the Group from a supplier of goods or under any instalment purchase or other similar arrangement;

(c)	the aggregate amount then outstanding of liabilities and obligations of third parties to the extent that they are guaranteed by the Group;

(d)	any contingent liabilities (including any taxes or other payments under dispute or arbitration) which have been or, under GAAP, should be recorded in the notes to the Group's financial statements; and

(e)	any deferred tax liabilities.

"Fleet Vessels" means any vessel directly or indirectly owned by members of the Group.

"Liquid Funds" means, in respect of an Accounting Period, the aggregate of all unencumbered cash balances of the Group.

"Tangible Fixed Assets" means, in respect of an Accounting Period, the value (less depreciation computed in accordance with GAAP) on a consolidated basis of all the assets of the Group which would, in accordance with GAAP, be classified as tangible fixed assets, namely items held for ongoing use to the business of the Group including, without limitation, any land, plant, machinery and vessels as such value is stated in the then most recent Accounting Information Provided that, for the purposes of determining compliance with the covenants set forth in Clause 12.2.2, the value of such tangible fixed assets attributable to the Fleet Vessels shall be equal to the aggregate Fair Market Value of such Fleet Vessels rather than the value of such Fleet Vessels as stated in the then most recent Accounting Information.

"Total Assets" means, in respect of an Accounting Period, the aggregate of Current Assets and Tangible Fixed Assets.

12.3	General undertakings

12.3.1	Authorisations The Borrowers shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Lender of,

any consent, licence, approval or authorisation required under any law or regulation to enable each Security Party to perform its obligations under the Finance Documents to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence in the jurisdiction of incorporation of each relevant Security Party of any Finance Document.

12.3.2
Compliance with laws Each Borrower shall and shall procure that the Guarantor and the Collateral Owner shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

12.3.3
Conduct of business Each Borrower shall and shall procure that the Guarantor and the Collateral Owner shall carry on and conduct its business in a proper and efficient manner, file all requisite tax returns and pay all tax which becomes due and payable (except where contested in good faith).

12.3.4
Evidence of good standing The Borrowers will from time to time if requested by the Lender provide the Lender with evidence in form and substance satisfactory to the Lender that the Security Parties (other than the Guarantor for as long as it remains listed) and all corporate shareholders of any Security Party (other than the Guarantor for as long as it remains listed) remain in good standing.

12.3.5	Negative pledge and no disposals Neither Borrower shall without the prior written consent of the Lender create nor permit to subsist any Encumbrance or other third party rights (other than a Permitted

Encumbrance) over any of its present or future assets or undertaking nor dispose of any of those assets or of all or part of that undertaking, unless permitted under this Agreement.

12.3.6
Merger Neither Borrower shall and shall procure that the Guarantor and the Collateral Owner shall not enter into any amalgamation, demerger, merger or corporate reconstruction, reorganisation or consolidation.

12.3.7
Change of business Neither Borrower shall and shall procure that the Guarantor and the Collateral Owner shall not make any substantial change to the general nature of its business from that carried on at the date of this Agreement.

12.3.8	No other business Neither Borrower shall without the pnor written consent of the Lender engage in any business other than the ownership, operation, chartering and management of its Vessel.

12.3.9
No place of business in UK or US   Neither Borrower shall and shall procure that the Guarantor and the Collateral Owner shall not have an established place of business in the United Kingdom or the United States of America at any time during the Facility Period.

12.3.10	No borrowings Neither Borrower shall borrow any money (except for the Loan and unsecured Financial Indebtedness subordinated to the Loan) nor incur any obligations under leases.

12.3.11
No substantial liabilities Except in the ordinary course of business and/or as may be required for the operation of the Vessels, neither Borrower incur any liability  to any third party which is in the Lender's opinion of a substantial nature.

12.3.12
No loans or other financial commitments  Neither Borrower shall (a) make any loan nor enter into any guarantee or indemnity or otherwise voluntarily assume any actual or contingent liability in respect of any obligation of any other person nor provide any other form of credit or financial assistance to (i) a person who is directly or indirectly interested in each Borrower's share or loan capital, or (ii) any company in or with which such a person is directly or indirectly interested or connected, or (b) enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the Borrowers than those which it could obtain in a bargain made at arm's length on normal commercial terms.

12.3.13
No dividends Neither Borrower shall without the prior written consent of the Lender pay any dividends or make any other distributions or effect any form of redemption, purchase or return of share capital which would result in a breach of the financial covenants set out in Clause 12.2 or if an Event of Default has occurred and is continuing, unremedied and unwaived.

12.3.14
Inspection of records  Each Borrower will and shall procure that the Guarantor and the Collateral Owner will permit the inspection of its financial records and accounts from time to time by the Lender or its nominee.

12.3.15
No change in Relevant Documents The Borrowers shall procure that, without the prior written consent of the Lender such consent not to be unreasonably withheld or unduly delayed, there shall be no termination of, alteration to any (in the Lender's opinion) material term of, or waiver of any (in the Lender's opinion) material term of, any of the Relevant Documents which are not Finance Documents.

12.3.16
No change in capital Neither Borrower shall reduce its issued share capital or issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital other than pursuant to an IPO.

12.3.17
No securities Neither Borrower shall acquire any shares or other securities other than US or UK Treasury bills, certificates of deposit issued by major North  American or European banks and shares in newly established companies, or enter into any transaction in a derivative.

12.3.18
Directors Neither Borrower shall, without the prior written consent of the Lender, permit a majority of the seats (other than vacant seats) on the board of directors of a Borrower to be held by persons other than persons who are either (a) nominated by each Borrower's then current board of directors or (b) appointed by persons as so nominated in accordance with (a) above.

12.3.19	Shareholders Each Borrower shall procure that the Guarantor remains 100% shareholder of the Borrowers and the Collateral Owner.

12.3.20
Subordination The Borrowers shall subordinate in priority of payment to the Indebtedness any loans made to them by their shareholders or affiliated companies of the Borrowers or the Guarantor and any other present or future indebtedness of the Borrowers.

12.3.21	No sharing agreement The Borrowers shall not without the prior written consent of the Lender enter into any agreement or arrangement for sharing or pooling their Earnings.

12.4	Vessel undertakings

12.4.1
No sale of Vessel  Neither Borrower shall and shall procure that the Collateral Owner shall not sell or otherwise dispose of its Vessel or any shares in its Vessel nor agree to do so without the prior written consent of the Lender.

12.4.2
No chartering after Event of Default Following the occurrence and during the continuation of an Event of Default neither Borrower shall and shall procure that the Collateral Owner shall not without the prior written consent of the Lender let its Vessel on charter or renew or extend any charter or other contract of employment of its Vessel (nor agree to do so).

12.4.3
No change in management Each Borrower shall, and shall procure that the Collateral Owner shall, procure that, without the prior written consent of the Lender, there shall be no termination of, alteration to any (in the Lender's opinion) material term, or waiver of any term of, the Management Agreement in respect of its Vessel and neither Borrower shall and shall procure that the Collateral Owner shall not without the prior written consent of the Lender permit the Managers to sub-contract or delegate the commercial or technical management of its Vessel to any third party.

12.4.4
Registration of Vessel Each Borrower undertakes and shall procure that the Collateral Owner undertakes to maintain the registration of its Vessel under the Marshall Islands flag for the duration of the Facility Period unless the Lender agrees otherwise in writing.

12.4.5
Evidence of current COFR Each Borrower will and shall procure that the Collateral Owner will, if and for so long as its Vessel trades in the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990), obtain and retain a valid Certificate of Financial Responsibility for its Vessel under that Act, will provide the Lender with evidence of that Certificate, and will comply strictly with the requirements of that Act.

12.4.6	ISM Code compliance Each Borrower will and shall procure that the Collateral Owner will:

(a)	procure that its Vessel remains for the duration of the Facility Period subject to a SMS;

(b)	maintain a valid and current SMC for its Vessel throughout the Facility Period and provide a copy to the Lender;

(c)	procure that the ISM Company maintains a valid and current DOC throughout the Facility Period and provide a copy to the Lender; and

(d)	immediately notify the Lender in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the SMC of its Vessel or of the DOC of the ISM Company.

12.4.7	ISPS Code compliance Each Borrower will and shall procure that the Collateral Owner will:

(a)	for the duration of the Facility Period comply with the ISPS Code in relation to its Vessel and procure that its Vessel and the ISPS Company comply with the ISPS Code;

(b)	maintain a valid and current ISSC for its Vessel throughout the Facility Period and provide a copy to the Lender; and

(c)	immediately notify the Lender in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC of its Vessel.

12.4.8	Annex VI compliance Each Borrower will and shall procure that the Collateral Owner will:

(a)	for the duration of the Facility Period comply with Annex VI in relation to its Vessel and procure that its Vessel's master and crew are familiar with, and that its Vessel complies with, Annex VI;

(b)	maintain a valid and current IAPPC for its Vessel throughout the Facility Period and provide a copy to the Lender; and

(c)	immediately notify the Lender in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the IAPPC of its Vessel.

12.4.9	No bareboat charter Neither Borrower shall, and shall procure that the Collateral Owner shall not, without the prior written consent of the Lender, let its Vessel on any bareboat or demise charter.

12.4.10
Physical inspection The Lender shall be entitled to physically inspect each Vessel, and the Borrowers shall bear the cost of such inspection not more than once every calendar year, provided that the Vessels are found to be in satisfactory condition, according to the reasonable opinion of the Lender. If the Vessels are not found to be in satisfactory condition, according to the reasonable opinion of the Lender, or there is an Event of Default which is continuing, then the Borrowers shall bear the cost of all inspections of the Vessels at any time.

12.4.11
International laws The Borrowers shall and shall procure that the Collateral Owner shall at all times comply with all national and international applicable laws and conventions relating to them or to their Vessels, including without limitation the International Convention for the Safety of Life at Sea 1974 (SOLAS) and the International Convention for the Prevention of Pollution from Ships 1973, as modified by the Protocol of 1978 relating thereto and as further amended (MARPOL), and shall procure that there are on board the Vessel valid certificates showing compliance therewith.

12.4.12
Class The Vessels shall be classed according to the rules of NK, to class notation NS (CSR, Bulk Carrier-Type A, BC-XII, GRAB 20, Performance Standard for Protective Coatings for Dedicated Seawater Ballast tanks in All Types of Ships and Double-side Skin Spaces of Bulk Carriers) (ESP) (IWS), MNS (M0) with a classification society acceptable to the Lender withoutany overdue recommendations and/or qualifications and/or requirements and the Borrowers shall not without the prior written consent of the Lender change the class of their Vessels.

12.4.13
Trading The Borrowers shall and shall procure that the Collateral Owner shall use their respective Vessels only for civil merchant trading, for the duration of the Facility Period and for as long as any part of the Indebtedness remains outstanding.

12.4.14
No charter Neither Borrower shall without the prior written consent of the Lender, such consent not to be unreasonably withheld, let its Vessel on any time charter, consecutive voyage charter or other contract of employment which (inclusive of any extension option) is capable of exceeding twelve months (12) nor employ its Vessel in any way which might impair the security created by the Finance Documents.

12.5	Insurances

The Borrowers covenant to ensure at their own expense throughout the Facility Period that:

12.5.1
the Borrower's Vessels remain insured against marine risks and war risks on an agreed value basis for an amount which is the greater from time to time of (a) their full market value and (b) an amount which equals one hundred and twenty per cent (120%) of the amount of the Loan then outstanding; and

12.5.2
the Borrower's Vessels remain entered in a protection and indemnity association which is a member of the International Group of Protection and Indemnity Association in both protection and indemnity classes, or remain otherwise insured against protection and indemnity risks and liabilities (including, without limitation, protection and indemnity war risks) at the highest limit afforded by such protection and indemnity association; and

12.5.3
the Borrower's Vessels remain insured against oil pollution caused by the Borrower's Vessels for such amounts as the Lender may from time to time approve unless that risk is covered to the satisfaction of the Lender by the Borrower's Vessels' protection and indemnity entry or insurance.

12.5.4
The Lender agrees that, if and for so long as a Borrower's Vessel may be laid up with the approval of the Lender, the relevant Borrower may at its own expense take out port risk insurance on that Borrower's Vessel in place of hull and machinery insurance.

12.5.5
The Borrowers undertake to place the Obligatory Insurances in such markets, in such currency, on such terms and conditions, and with such brokers, underwriters and associations as the Lender shall have previously approved in writing. The Borrowers shall not alter the terms of any of the Obligatory Insurances without the prior written consent of the Lender, and will supply the Lender from time to time on request with such information as the Lender may in its discretion require with regard to the Obligatory Insurances and the brokers, underwriters or associations through or with which the Obligatory Insurances are placed. The Borrowers shall reimburse the Lender on demand for all costs and expenses incurred by the Lender in obtaining from time to time a report on the adequacy of the Obligatory Insurances from an insurance adviser instructed by the Lender.

12.5.6
The Borrowers undertake duly and punctually to pay all premiums, calls and contributions, and all other sums at any time payable in connection with the Obligatory Insurances, and, at its own expense, to arrange and provide any guarantees from time to time required by any protection and indemnity or war risks association.  From time to time at the Lender's request, the Borrowers will provide the Lender with evidence satisfactory to the Lender that such premiums, calls, contributions and other sums have been duly and punctually paid; that any such guarantees have been duly given; and that all declarations and notices required by the terms of any of the Obligatory Insurances to be made or given by or on behalf of the Borrowers to brokers, underwriters or associations have been duly and punctually made or given.

12.5.7
The Borrowers will comply in all respects with all terms and conditions of the Obligatory Insurances and will make all such declarations to brokers, underwriters and associations as may be required to enable the Borrower's Vessels to operate in accordance with the terms and conditions of the Obligatory Insurances. The Borrowers will not do, nor permit to be done, any act, nor make, nor permit to be made, any omission, as a result of which any of the Obligatory Insurances may become liable to be suspended, cancelled or avoided, or may become unenforceable, or as a result of which any sums payable under or in connection with any of the Obligatory Insurances may be reduced or become liable to be repaid or rescinded in whole or in part. In particular, but without limitation, the Borrowers will not permit the Borrower's Vessels to be employed other than in conformity with the Obligatory Insurances without first taking out additional insurance cover in respect of that employment in all respects to the satisfaction of the Lender, and the Borrowers will promptly notify the Lender of any new requirement imposed by any broker, underwriter or association in relation to any of the Obligatory Insurances.

12.5.8
The Borrowers will, no later than fourteen days (or, in the case of war risks, no later than seven days), before the expiry of any of the Obligatory Insurances renew them and shall immediately give the Lender such details of those renewals as the Lender may require.

12.5.9
The Lender shall be at liberty to take out Mortgagees Insurances in relation to the Borrower's Vessels for such amounts (but not more than 110% of the Loan) and on such terms and conditions as the Lender may from time to time decide, and the Borrowers shall from time to time on demand reimburse the Lender for all costs, premiums and expenses paid or incurred by the Borrowers in connection with any Mortgagees Insurances.

12.5.10
The Borrowers shall deliver to the Lender certified copies (and, if required by the Lender, the originals) of all policies, certificates of entry and other documents relating to the Insurances (including, without limitation, receipts for premiums, calls or contributions) and shall procure that letters of undertaking in such form as the Lender may approve shall be issued to the Lender by the brokers through which the Insurances are placed (or, in the case of protection and indemnity or war risks associations, by their managers). If the Borrower's Vessels are at any time during the Facility Period insured under any form of fleet cover, the Borrowers shall procure that those letters of undertaking contain confirmation that the brokers, underwriters or association (as the case may be) will not set off claims relating to the Borrower's Vessels against premiums, calls or contributions in respect of any other vessel or other insurance, and that the insurance cover of the Borrower's Vessels will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance. Failing receipt of those confirmations, the Borrowers will instruct the brokers, underwriters or association concerned to issue a separate policy or certificate for the Borrower's Vessels in the sole name of the Borrowers or of the Borrowers' brokers as Lenders for the Borrowers.

12.5.11	The Borrowers shall promptly provide the Lender with full information regarding any casualty or other accident or damage to the Borrower's Vessels exceeding the Threshold Amount.

12.5.12
The Borrowers agree that, at any time after the occurrence and during the continuation of an Event of Default, the Lender shall be entitled to collect, sue for, recover and give a good discharge for all claims in respect of any of the Insurances; to pay collecting brokers the customary commission on all sums collected in respect of those claims; to compromise all such claims or refer them to arbitration or any other form of judicial or non-judicial determination; and otherwise to deal with such claims in such manner as the Lender shall in its discretion think fit.

12.5.13
Whether or not an Event of Default shall have occurred or be continuing, the proceeds of any claim under any of the Insurances in respect of a Total Loss shall be paid to the Lender and applied by the Lender in accordance with Clause 10.

12.5.14
The Borrowers agree that, at any time after the occurrence and during the continuation of an Event of Default, the Lender shall be entitled to require payment to itself, if the Borrowers shall fail to reach agreement with any of the brokers, underwriters or associations with regard to any claim in respect of any of the Insurances (other than in respect of a Total Loss), or the restoration of the Borrower's Vessels, according to good commercial maintenance practice, or for payment to third parties, within such time as the Lender may stipulate. In addition, in the event of any dispute arising between the Borrowers and any broker, underwriter or association with respect to any obligation to make any payment to the Borrowers or to the Lender under or in connection with any of the Insurances, or with respect to the amount of any such payment, the Lender shall be entitled to settle that dispute directly with the broker, underwriter or association concerned. Any such settlement shall be binding on the Borrowers.

12.5.15
The Lender agrees that any amounts which may become due under any protection and indemnity entry or insurance shall be paid to the Borrowers to reimburse the Borrowers for, and in discharge of, the loss, damage or expense in respect of which they shall have become due, unless, at the time the amount in question becomes due, an Event of Default shall have occurred and be continuing, in which event the Lender shall be entitled to receive the amounts in question and to apply them either in reduction of the Indebtedness or, at the option of the Lender, to the discharge of the liability in respect of which they were paid.

12.5.16
The Borrowers shall not settle, compromise or abandon any claim under or in connection with any of the Insurances (other than a claim of less than the Threshold Amount arising other than from a Total Loss) without the prior written consent of the Lender.

12.5.17
If the Borrowers fail to effect or keep in force the Obligatory Insurances, the Lender may (but shall not be obliged to) effect and/or keep in force such insurances on the Borrower's Vessels and such entries in protection and indemnity or war risks associations as the Lender in its discretion considers desirable, and the Lender may (but shall not be obliged to) pay any unpaid premiums, calls or contributions. The Borrowers will reimburse the Lender from time to time on demand for all such premiums, calls or contributions paid by the Lender, together with interest at the default rate from the date of payment by the Lender until the date of reimbursement.

12.5.18
The Borrowers shall comply strictly with the requirements of any legislation relating to pollution or protection of the environment which may from time to time be applicable to the Borrower's Vessels in any jurisdiction in which the Borrower's Vessels shall trade and in particular (if the Borrower's Vessels is to trade in the United States of America and Exclusive Economic Zone (as defined in the Act)) the Borrowers shall comply strictly with the requirements of the United States Oil Pollution Act 1990 (the "Act"). Before any such trade is commenced and during the entire period during which such trade is carried on, the Borrowers shall:

(a)	pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to the Borrowers for the Borrower's Vessels in the market; and

(b)	make all such quarterly or other voyage declarations as may from time to time be required by the Borrower's Vessels' protection and indemnity association in order to maintain such cover; and

(c)
submit the Borrower's Vessels to such additional periodic, classification, structural or other surveys which may be required by the Borrower's Vessels' protection and indemnity insurers to maintain cover for such trade and at the Lender's request deliver to the Lender copies of reports made in respect of such surveys; and

(d)
implement any recommendations contained in the reports issued following the surveys referred to in Clause 12.5.18(c) within the relevant time limits, and provide evidence satisfactory to the Lender that the protection and indemnity insurers are satisfied that this has been done; and

(e)	in addition to the foregoing (if such trade is in the United States of America and Exclusive Economic Zone):

(aa) obtain and retain a certificate of financial responsibility under the Act in form and substance satisfactory to the United States Coast Guard; and

(bb) procure that the protection and indemnity insurances do not contain a US Trading Exclusion Clause or any other analogous provision; and

(cc) comply strictly with any operational or structural regulations issued from time to time by any relevant authorities under the Act so that at all times the Borrower's Vessels fall within the provisions which limit strict liability under the Act for oil pollution.

13	Events of Default

13.1	Events of Default Each of the events or circumstances set out in this Clause 13.1 is an Event of Default.

13.1.1	Non-payment The Borrowers do not pay on the due date any amount payable by them under a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by manifest administrative or technical error; and

(b)	payment is made within two (2) Business Days of its due date.

13.1.2
Other obligations A Security Party or any other person (except the Lender) does not comply with any (in the Lender's opinion) material provision of any of the Relevant Documents to which that Security Party or person is a party (other than as referred to in Clause 13.1.1 (Non-payment)).

No Event of Default under this Clause 13.1.2 will occur if the failure to comply is capable of remedy and does not relate either to the Insurances or to compliance with Clause 10.12 (Additional security) and is remedied within seven (7) Business Days of the Lender giving notice to the Borrowers or the Borrowers becoming aware of the failure to comply.

No Event of Default under this Clause 13.1.2 will occur if the failure to comply is in relation to a Charter and such failure to comply is not material (in the Lender's sole opinion) and is outside the control of the Borrower.

13.1.3
Misrepresentation   Any representation,  warranty or statement made or deemed to be repeated by a Security Party in any Finance Document or any other document delivered by or on behalf of a Security Party under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be repeated.

13.1.4
Cross default Any Financial Indebtedness of a Borrower in excess of an aggregate amount of $500,000 or any Financial Indebtedness of any other Security Party,  or the Group  in excess  of  an  aggregate  amount  of $10,000,000:

(a)	is not paid when due or within any originally applicable grace period; or

(b)	is declared to be, or otherwise becomes, due and payable before its specified maturity as a result of an event of default (however described); or

(c)	is capable of being declared by a creditor to be due and payable before its specified maturity as a result of such an event.

For the avoidance of doubt, for the purpose of this Clause 13.1.4 references to Financial Indebtedness shall exclude the Indebtedness.

13.1.5	Insolvency

(a)
A Security Party or a member of the Group is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties,  commences negotiations with one or more  of its creditors  with  a  view  to  rescheduling  any  of  its  Financial Indebtedness.

(b)	The value of the assets of a Security Party or the Group on a consolidated basis is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any Financial Indebtedness of a Security Party or a member of the Group.

13.1.6	Insolvency proceedings Any corporate action, legal proceedings or other procedure or step is taken for:

(a)
the suspension of payments, a moratorium of any Financial Indebtedness, winding-up, dissolution, administration, bankruptcy or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of a Security Party or a member of the Group;

(b)	a composition, compromise, assignment or arrangement with any creditor of a Security Party or a member of the Group;

(c)
the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory  manager,  or trustee  or other similar officer in respect of any Security Party  or a member of the Group or any of its (in the Lender's opinion) material assets; or

(d)	enforcement of any Encumbrance over any (in the Lender's opinion) material assets of a Security Party or a member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

13.1.7	Creditors' process Any expropriation, attachment, sequestration, distress or execution affects any (in the Lender's opinion) material asset or assets of a Security Party.

13.1.8	Change in ownership or control of a Borrower The Guarantor ceases to be the sole shareholder of all the issued shares in the Borrowers or the Collateral Owner.

13.1.9	Repudiation etc A Security Party or any other person (except the Lender) repudiates any of the Relevant Documents to which that Security Party or person is a party or evidences an intention to do so.

No Event of Default under this Clause 13.1.9 will occur if the repudiation is in relation to a Charter and such repudiation is outside the control of the relevant Borrower and if capable of remedy is remedied within seven (7)

Business Days of the Lender giving notice to the Borrowers or the Borrowers becoming aware of such repudiation.

13.1.10
Impossibility or illegality Any event occurs which would, or would with the passage of time, render performance of any of the Relevant Documents by a Security Party or any other party to any such document impossible, unlawful or unenforceable by the Lender or a Security Party.

No Event of Default under this Clause 13.1.10 will occur if the impossibility or illegality is in relation to the Charter and/or the Management Agreement and such impossibility or illegality is outside the control of the Borrowers and if capable of remedy is remedied within seven (7) Business Days of the Lender giving notice to the Borrowers or the Borrowers becoming aware of such impossibility or illegality.

13.1.11	Conditions subsequent Any of the conditions referred to in Clause 3.3 (Conditions subsequent) is not satisfied within the time reasonably required by the Lender.

13.1.12
Revocation or modification of authorisation Any consent, licence, approval, authorisation, filing, registration or other requirement of any governmental, judicial or other public body or authority which is now, or which at any time during the Facility Period becomes, necessary to enable a Security Party or any other person (except the Lender) to comply with any of its obligations under any of the Relevant Documents is not obtained, is revoked, suspended, withdrawn or withheld, or is modified in a manner which the Lender considers is, or may be, prejudicial to the interests of the Lender, or ceases to remain in full force and effect.

No Event of Default under this Clause 13.1.12 will occur if the modification of authorisation is in relation to the Management Agreement and such impossibility or illegality is outside the control of the Borrowers and if capable of remedy is remedied within seven (7) Business Days of the Lender giving notice to the Borrowers or the Borrowers becoming aware of such modification of authorisation.

13.1.13
Curtailment of business A Security Party ceases, or threatens to cease, to carry on all or a substantial part of its business or, as a result of intervention by or under the authority of any government, the business of a Security Party is wholly or partially curtailed or suspended, or all or a substantial part of the assets or undertaking of a Security Party is seized, nationalised, expropriated or compulsorily acquired.

13.1.14	Reduction of capital A Security Party reduces its authorised or issued or subscribed capital.

13.1.15
Loss of Vessel A Vessel suffers a Total Loss or is otherwise destroyed or abandoned, confiscated, forfeited or condemned as a prize, or a similar event occurs in relation to any other vessel which may from time to time be mortgaged to the Lender as security for the payment of all or any part of the Indebtedness, except that a Total Loss (which term shall for the purposes of the remainder of this Clause 13.1.15 include an event similar to a Total Loss in relation to any other vessel), shall not be an Event of Default if:

(a)	that Vessel or other vessel is insured in accordance with the Security Documents; and

(b)	no insurer has refused to meet or has disputed the claim for Total Loss and it is not apparent to the Lender in its discretion that any such refusal or dispute is likely to occur; and

(c)
payment of all insurance proceeds in respect of the Total Loss is made in full to the Lender within one hundred and twenty (120) days of the occurrence of the casualty giving rise to the Total Loss in question or such longer period as the Lender may in its discretion agree.

13.1.16
Challenge to registration The registration of a Vessel or a Mortgage is contested or becomes void or voidable or liable to cancellation or termination, or the validity or priority of a Mortgage is contested.

13.1.17	War The country of registration of a Vessel becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Lender in its discretion considers that, as a result, the security conferred by any of the Security Documents is materially prejudiced.

13.1.18	Notice of termination The Guarantor or the Collateral Owner give notice to the Lender to determine their obligations under the Guarantee or the Collateral Guarantee.

13.1.19
Material adverse change Any event or series of events occurs which, in the reasonable opinion of the Lender, is likely to have a materially adverse effect on the business, assets, financial condition or credit worthiness of a Security Party or a member of the Group.

13.1.20	Invalidity At any time, any (in the Lender's opinion) material provision of a Relevant Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction.

13.1.21	Cross-Default with Bikini Loan Agreement An Event of Default (as defined in the Bikini Loan Agreement) has occurred under the Bikini Loan Agreement.

13.1.22
Shareholding Without the Lender's consent, any one person (or associated (in the sole opinion of the Lender) persons) - other than members of the Palios and Margaronis family and one or more underwriters temporarily holding shares of the Guarantor pursuant to an offering of such shares - acquires more than 20% of the Guarantor's issued share capital at any one time.

13.2	Acceleration If an Event of Default is continuing the Lender may by notice to the Borrowers cancel any part of the Maximum Loan Amount not then advanced and:

13.2.1
declare that the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents are immediately due and payable, whereupon they shall become immediately due and payable; and/or

13.2.2	declare that the Loan is payable on demand, whereupon it shall immediately become payable on demand by the Lender.

14	Assignment and Sub-Participation

14.1
Lender's rights The Lender may assign any of its rights under this Agreement or transfer by novation, without the prior consent of the Borrowers, any of its rights and obligations under this Agreement to any branch or consolidated subsidiary of Deutsche Bank Aktiengesellschaft or to any other bank or financial institution or (for the purpose of a securitisation of the Lender's rights or obligations under the Finance Documents or a similar transaction of broadly equivalent economic effect) to any special purpose vehicle, and may grant sub-participations in all or any part of the Loan.

14.2
Borrowers' co-operation The Borrowers will co-operate fully with the Lender in connection with any assignment, transfer or sub-participation; will execute and procure  the execution of such documents as the Lender may require in that connection;  and irrevocably authorise the Lender to disclose to any proposed assignee, transferee  or sub-participant (whether before or after any assignment, transfer or sub-participation and whether or not any assignment, transfer or sub-participation shall take place) all information relating to the Security Parties, the Loan, the Relevant Documents and the Vessels which the Lender may in its discretion consider necessary or desirable.

14.3
Rights of assignee or transferee Any assignee or transferee of the Lender shall (unless limited by the express terms of the assignment or novation) take the full benefit of every provision of the Finance Documents benefitting the Lender.

14.4	No assignment or transfer by the Borrowers Neither Borrower may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

14.5
Securitisation The Lender may disclose the size and term of the Loan and the name of each of the Security Parties to any investor or potential investor in a securitisation (or similar transaction of broadly equivalent economic effect) of the Lender's rights or obligations under the Finance Documents.

15	Set-Off

15.1
Set-off The Lender may set off any matured obligation due from the Borrowers under any Finance Document against any matured obligation owed by the Lender to any Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

16	Payments

16.1
Payments Each amount payable by a Borrower under a Finance Document shall be paid to such account at such bank as the Lender may from time to time direct to the Borrowers in the Currency of Account and in such funds as are customary at the time for settlement of transactions in the relevant currency in the place of payment. Payment shall be deemed to have been received by the Lender on the date on which the Lender receives authenticated advice of receipt, unless that advice is received by the Lender on a day other than a Business Day or at a time of day (whether on a Business Day or not) when the Lender in its discretion considers that it is impossible or impracticable for the Lender to utilise the amount received for value that same day, in which event the payment in question shall be deemed to have been received by the Lender on the Business Day next following the date of receipt of advice by the Lender.

16.2
No deductions or withholdings Each payment (whether of principal or interest or otherwise) to be made by a Borrower under a Finance Document shall, subject only to Clause 16.3 (Grossing-up), be made free and clear of and without deduction for or on account of any Taxes or other deductions, withholdings, restrictions, conditions or counterclaims of any nature.

16.3
Grossing-up If at any time any law requires (or is interpreted to require) a Borrower to make any deduction or withholding from any payment, or to change the rate or manner in which any required deduction or withholding is made, under a Finance Document, the Borrowers will promptly notify the Lender and, simultaneously with that payment, will pay to the Lender whatever additional amount (after taking into account any additional Taxes on, or deductions or withholdings from, or restrictions or conditions on, that additional amount) is necessary to ensure that, after the deduction or withholding, the Lender receives a net sum equal to the sum which the Lender would have received had no deduction or withholding been made.

16.4	Evidence of deductions If at any time a Borrower is required by law to make any deduction or withholding from any payment to be made by it under a Finance

Document, that Borrower will pay the amount required to be deducted or withheld to the relevant authority within the time allowed under the applicable law and will, no later than thirty (30) days after making that payment, deliver to the Lender an original receipt issued by the relevant authority, or other evidence acceptable to the Lender, evidencing the payment to that authority of all amounts required to be deducted or withheld.

16.5
Adjustment of due dates If any payment or transfer of funds to be made under a Finance Document, other than a payment of interest on the Loan, shall be due on a day which is not a Business Day, that payment shall be made on the next succeeding Business Day (unless the next succeeding Business Day falls in the next calendar month in which event the payment shall be made on the next preceding Business Day). Any such variation of time shall be taken into account in computing any interest in respect of that payment.

16.6
Control account The Lender shall open and maintain on its books a control account in the names of the Borrowers showing the advance of the Loan and the computation and payment of interest and all other sums due under this Agreement. The Borrowers' obligations to repay the Loan and to pay interest and all other sums due under this Agreement shall be evidenced by the entries from time to time made in the control account opened and maintained under this Clause 16.6 and those entries will, in the absence of manifest error, be conclusive and binding.

17	Notices

17.1	Communications in writing Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

17.2
Addresses The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Agreement for any communication or document to be made or delivered under or in connection with this Agreement are:

17.2.1	in the case of the Borrowers, at c/o Diana Shipping Services S.A., Pendelis 16, 175 64 Palaio Faliro, Athens, Greece (fax no: +30 210 9470101) marked for the attention of Mr Andreas Michalopoulos; and

17.2.2	in the case of the Lender, Adolphsplatz 7, 20457 Hamburg, Germany (fax no: + 49 (40) 3701 4550) marked for the attention of Dr. Dirk Niedereichholz;

or any substitute address, fax number, department or officer as either party may notify to the other by not less than five (5) Business Days' notice.

17.3	Delivery Any communication or document made or delivered by one party to this Agreement to the other under or in connection with this Agreement will only be effective:

17.3.1	if by way of fax, when received in legible form; or

17.3.2	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 17.2 (Addresses), if addressed to that department or officer.

Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender.

Any communication or document which becomes effective, in accordance with this Clause 17.3, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

17.4	English language Any notice given under or in connection with this Agreement must be in English. All other documents provided under or in connection with this Agreement must be:

17.4.1	in English; or

17.4.2
if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

18	Partial Invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

19	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of the Lender shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

20	Joint and several liability

20.1
Nature of liability The representations, warranties, covenants, obligations and undertakings of the Borrowers contained in this Agreement shall be joint and several so that each Borrower shall be jointly and severally liable with all the Borrowers for all of the same and such liability shall not in any way be discharged, impaired or otherwise affected by:

20.1.1	any forbearance (whether as to payment or otherwise) or any time or other indulgence granted to any other Borrower or any other Security Party under or in connection with any Finance Document;

20.1.2	any amendment, variation, novation or replacement of any other Finance Document;

20.1.3	any failure of any Finance Document to be legal valid binding and enforceable in relation to any other Borrower or any other Security Party for any reason;

20.1.4	the winding-up or dissolution of any other Borrower or any other Security Party;

20.1.5	the release (whether in whole or in part) of, or the entering into of any compromise or composition with, any other Borrower or any other Security Party; or

20.1.6	any other act, omission, thing or circumstance which would or might, but for this provision, operate to discharge, impair or otherwise affect such liability.

20.2
No rights as surety Until the Indebtedness has been unconditionally and irrevocably paid and discharged in full, each Borrower agrees that it shall not, by virtue of any payment made under this Agreement on account of the Indebtedness or by virtue of any enforcement by the Lender of its rights under this Agreement or by virtue of any relationship between, or transaction involving, the relevant Borrower and any other Borrower or any other Security Party:

20.2.1	exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Lender or any other person; or

20.2.2	exercise any right of contribution from any other Borrower or any other Security Party under any Finance Document; or

20.2.3	exercise any right of set-off or counterclaim against any other Borrower or any other Security Party; or

20.2.4	receive, claim or have the benefit of any payment, distribution, security or indemnity from any other Borrower or any other Security Party; or

20.2.5
unless so directed by the Lender (when the relevant Borrower will prove in accordance with such directions), claim as a creditor of any other Borrower or any other Security Party in competition with the Lender and each Borrower shall hold in trust for the Lender and forthwith pay or transfer (as appropriate) to the Lender any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

21	Miscellaneous

21.1	No oral variations No variation or amendment of a Finance Document shall be valid unless in writing and signed on behalf of the Lender.

21.2
Further assurance If any provision of a Finance Document shall be invalid or unenforceable in whole or in part by reason of any present or future law or any decision of any court, or if the documents at any time held by or on behalf of the Lender are considered by the Lender for any reason insufficient to carry out the terms of this Agreement, then from time to time the Borrowers will promptly, on demand by the Lender, execute or procure the execution of such further documents as in the opinion of the Lender are necessary to provide adequate security for the repayment of the Indebtedness.

21.3
Rescission of payments etc. Any discharge, release or reassignment by the Lender of any of the security constituted by, or any of the obligations of a Security Party contained in, a Finance Document shall be (and be deemed always to have been) void if any act (including, without limitation, any payment) as a result of which such discharge, release or reassignment was given or made is subsequently wholly or partially rescinded or avoided by operation of any law.

21.4
Certificates Any certificate or statement signed by an authorised signatory of the Lender purporting to show the amount of the Indebtedness (or any part of the Indebtedness) or any other amount referred to in any Finance Document shall, save for manifest error or on any question of law, be conclusive evidence as against the Borrowers of that amount.

21.5	Counterparts This Agreement may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument.

21.6
Contracts (Rights of Third Parties) Act 1999 A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

21.7
Disclosure Each Borrower irrevocably authorises, and shall procure that each of the other Security Parties authorises, the Lender to disclose from time to time any information relating to the Security Parties, the Loan, the Earnings Accounts, the Relevant Documents and the Vessels to (a) any private, public or internationally recognised authorities, (b) the Lender's head office, branches, affiliates and professional advisors, (c) any other parties to the Finance Documents, (d) rating agencies or their professional advisors, (e) any person with whom the Lender proposes entering into, or has entered into, contractual relations in connection with the Loan.

22	Law and Jurisdiction

22.1	Governing law This Agreement and any non-contractual obligations arising from or in connection with it shall in all respects be governed by and interpreted in accordance with English law.

22.2
Jurisdiction For the exclusive benefit of the Lender, the parties to this Agreement irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any dispute (a) arising from or in connection with this Agreement or (b) relating to any non-contractual obligations arising from or in connection with this Agreement and that any proceedings may be brought in those courts.

22.3
Alternative jurisdictions Nothing contained in this Clause 22 shall limit the right of the Lender to commence any proceedings against the Borrowers in any other court of competent jurisdiction nor shall the commencement of any proceedings against the Borrowers  in one  or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.

22.4
Waiver of objections Each Borrower irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this Clause 22, and any claim that those proceedings have been brought in an inconvenient or inappropriate forum, and irrevocably agrees that a judgment in any proceedings commenced in any such court shall be conclusive and binding on it and may be enforced in the courts of any other jurisdiction.

22.5	Service of process Without prejudice to any other mode of service allowed under any relevant law, each Borrower:

22.5.1
irrevocably appoints Nicolaou & Co., Chartered Accountants, 25 Heath Drive, Potters Bar, Herts, EN6 lEN, England (tel +44 17 0765 2193, Fax +44 17 0766 4340) (for the attention of: Mr. Antonis Nicolaou) as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

22.5.2	agrees that failure by a process agent to notify any Borrower of the process will not invalidate the proceedings concerned.

SCHEDULE 1: CONDITIONS PRECEDENT AND SUBSEQUENT

PART 1: CONDITIONS PRECEDENT

1	Security Parties

(a)
Constitutional Documents Copies of the constitutional documents of each Security Party together with such other evidence as the Lender may reasonably require that each Security Party is duly incorporated in its country of incorporation and remains in existence with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party.

(b)	Certificates of good standing A certificate of good standing in respect of each Security Party (if such a certificate can be obtained).

(c)	Board resolutions A copy of a resolution of the board of directors of each Security Party:

(i)	approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and resolving that it execute those Relevant Documents; and

(ii)	authorising a specified person or persons to execute those Relevant Documents (and all documents and notices to be signed and/or despatched under those documents) on its behalf.

(d)	Specimen signatures or copy passports A specimen of the signature or copy of the passport of each person authorised by the resolutions referred to in paragraph (c) above.

(e)
Shareholder resolutions A copy of a resolution signed by all the holders of the issued shares in each Security Party (other than the Guarantor), approving the terms of, and the transactions contemplated by, the Relevant Documents (other than the Charters) to which that Security Party is a party.

(f)
Officer's certificates  A certificate of a duly authorised officer of each Security Party certifying that each copy document relating to it specified in this Part I of Schedule 1 is correct, complete and in full force and effect and setting out the names of the directors, officers and shareholders of that Security Party and the proportion of shares held by each shareholder and in respect of the Guarantor the names of the directors and offices.

(g)
Evidence of registration  Where such registration is required or permitted under the laws of the relevant jurisdiction,  evidence that the names of the directors, officers  and shareholders of each  Security Party  are duly registered  in the companies registry or other registry in the country of incorporation of that Security Party.

(h)	Powers of attorney The notarially attested and legalised power of attorney of each Security Party under which any documents are to be executed or transactions undertaken by that Security Party.

2	Security and related documents

(a)	Vessel documents Photocopies, certified as true, accurate and complete by a director or the secretary or the legal advisers of the Borrower, of:

(i)	any charterparty or other contract of employment of each Vessel which will be in force on the Drawdown Date including, without limitation, any Charters;

(ii)	the Management Agreements;

(iii)	evidence of the Vessels' current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990 (if applicable);

in each case together with all addenda, amendments or supplements.

(b)
Evidence of Borrower's title and Collateral Owner's title   Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the Vessels' current flag confirming that on the Drawdown Date (i) each Vessel is registered under the Marshall Islands flag in the ownership of the relevant Borrower and the Collateral Owner (as applicable) and (ii) the Mortgage is registered against each Borrower's Vessel with first priority or (as applicable) and the Collateral Mortgage is registered against the Collateral Owner with second priority.

(c)
Evidence of insurance Evidence that the Vessels are insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with (if required by the Lender) the written approval of the Insurances by an insurance adviser appointed by the Lender at the cost of the Borrowers.

(d)
Confirmation of class A Certificate of Confirmation of Class for hull and machinery confirming that the Vessels are classed with the highest class applicable to vessels of her type with Lloyd's Register or such other classification society as may be acceptable to the Lender free of recommendations affecting class.

(e)
Security Documents The Security Documents, together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients.

(f)	Mandates Such duly signed forms of mandate, and/or other evidence of the opening of the Earnings Account, as the Lender may require.

(g)	No disputes The written confirmation of the Borrower that there is no dispute under any of the Relevant Documents as between the parties to any such document.

(h)	Other Relevant Documents Copies of each of the Relevant Documents not otherwise comprised in the documents listed in this Part I of Schedule 1.

3	Legal opinions

(a)
If a Security Party is incorporated in a jurisdiction other than England and Wales or if any Finance Document is governed by the laws of a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Lender in each relevant jurisdiction, substantially in the form or forms provided to the Lender prior to signing this Agreement or confirmation satisfactory to the Lender that such an opinion will be given.

4	Other documents and evidence

(a)	Drawdown Notice A duly completed Drawdown Notice.

(b)	Process agent Evidence that any process agent referred to in Clause 22.5 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment.

(c)
Other authorisations A copy of any other consent, licence, approval, authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any of the Relevant Documents or for the validity and enforceability of any of the Relevant Documents.

(d)	Financial statements Copies of the Original Financial Statements of the Guarantor.

(e)	Fees Evidence that the fees, costs and expenses then due from the Borrowers under Clause 8 (Indemnities) and Clause 9 (Fees) have been paid or will be paid by the Drawdown Date.

(f)
"Know your customer" documents   Such documentation and other evidence as is reasonably requested by the Lender in order for the Lender to comply with all necessary "know your customer" or similar identification procedures in relation to the transactions contemplated in the Finance Documents.

Part II: Conditions subsequent

1
Evidence of Borrower's title Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the flag stated in Recital (A) confirming that (a) the Vessels are permanently registered under that flag in the ownership of the Borrower, (b) the Mortgage has been registered with first priority against the Vessel and (c) there are no further Encumbrances registered against the Vessel.

2
Letters of undertaking Letters of undertaking in respect of the Insurances as required by the Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Lender.

3	Acknowledgements of notices Acknowledgements of all notices of assignment and/or charge given pursuant to any Security Documents received by the Lender pursuant to Part I of this Schedule 1.

4	Legal opinions Such of the legal opinions specified in Part I of this Schedule 1 as have not already been provided to the Lender.

5	Master's receipt The master's receipt for the Mortgage.

SCHEDULE 2: Calculation of Mandatory Cost

1.
The Mandatory Cost is an addition to the interest rate to compensate the Lender for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2
On the first day of each Interest Period (or as soon as possible thereafter) the Lender shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") in accordance with the paragraphs set out below.

3
The Additional Cost Rate for the Lender if lending from an office in the euro-zone will be the percentage notified by the Lender to the Borrowers to be its reasonable determination of the cost (expressed as a percentage of the Loan) of complying with the minimum reserve requirements of the European Central Bank as a result of making the Loan from that office.

4	The Additional Cost Rate for the Lender if lending from an office in the United Kingdom will be calculated by the Lender as follows:

(a)	where the Loan is denominated in sterling:

BY + (Y- Z) + F x 0.01	per cent per annum
100 - (B + S)

(b)	where the Loan is denominated in any currency other than sterling:

F x 0.01	per cent per annum
300
where:

B
is the percentage of eligible liabilities (assuming these to be in excess of any stated minimum) which the Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements;

Y
is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an overdue amount, the additional rate of interest specified in Clause 7.8 (Default interest)) payable for the relevant Interest Period on the Loan;

S	is the percentage (if any) of eligible liabilities which the Lender is required from time to time to maintain as interest bearing special deposits with the Bank of England;

Z	is the interest rate per annum payable by the Bank of England to the Lender on special deposits; and

F
is the charge payable by the Lender to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations or the equivalent provisions in any replacement regulations (with, for this purpose, the figure for the minimum amount in paragraph 2.02b or such equivalent provision deemed to be zero), expressed in pounds per £1 million of the fee base of the Lender.

5	For the purpose of this Schedule:

(a)	"eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England;

(b)	"fee base" has the meaning given to it in the Fees Regulations;

(c)
"Fees Regulations" means the regulations governing periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits.

6
In the application of the formula B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y= 15%, BY is calculated as 0.5. x 15. Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

7
If a change in circumstances has rendered, or will render, the formula inappropriate, the Lender shall notify the Borrowers of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Lender shall, in the absence of manifest error, be binding on the Borrowers.

SCHEDULE 3: Form of Drawdown Notice

To:	DEUTSCHE BANK AKTIENGESELLSCHAFT FILIALE
DEUTSCHLANDGESCHÄFT

From:	TUVALU SHIPPING COMPANY INC.
JABAT SHIPPING COMPANY INC.

[Date]

Dear Sirs

Drawdown Notice

We refer to the Loan Agreement dated           2013 made between ourselves and yourselves  (the "Agreement").

Words and phrases defined in the Agreement have the same meaning when used in this Drawdown Notice.

Pursuant to Clause 4 of the Agreement, we irrevocably request that you advance the Loan in the sum of [                           ] to us on                      20   , which is a Business Day, by paying the amount of the Loan in accordance with our separate instructions.

We warrant that the representations and warranties contained in Clause 11.1 of the Agreement are true and correct at the date of this Drawdown Notice and will be true and correct on            20             , that no Default has occurred and is continuing, and that no Default will result from the advance of the Loan.

[We select the period of [                    ] months as the first Interest Period.]

Yours faithfully

For and on behalf of

TUVALU SHIPPING COMPANY INC.

JABAT SHIPPING COMPANY INC.

SCHEDULE 4: Form of Compliance Certificate

To:	DEUTSCHE BANK AKTIENGESELLSCHAFT FILIALE
DEUTSCHLANDGESCHÄFT

From:	DIANA SHIPPING INC.

Dated:

Dear Sirs

Tuvalu Shipping Company Inc. and Jabat Shipping Company Inc.- [                       ] Loan Agreement dated [                         ] (the "Agreement")

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

We confirm that: [Insert details of covenants to be certified]

[We confirm that no Default is continuing.]*

Signed:
	Director	Director
	of	of
	Diana Shipping Inc.	Diana Shipping Inc.

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.]

IN WITNESS of which the parties to this Agreement have executed this Agreement the day and year first before written.

SIGNED by Pamagiotis Spathis	)
as duly authorized attorney-in-fact	)	/s/ Pamagiotis Spathis
for and on behalf of	)
TUVALU SHIPPING COMPANY INC.	)
in the presence of	)

Witness: /s/ Nigel Bowen-Morris
Name: Nigel Bowen-Morris
Address:
STEPHENSON HARDWOOD LLP
ARTISON BUILDING
2 FILELLINON STR., & AKTI MIAOULI
PIRAEUS 185 36
VAT. NO. 9 9 8 7 1 1 1 5 6
TEL. 210 42 95 160

SIGNED by Margarita Veniou	)
as duly authorized attorney-in-fact	)	/s/ Margarita Veniou
for and on behalf of	)
JABAT SHIPPING COMPANY INC.	)
in the presence of	)

Witness: /s/ Nigel Bowen-Morris
Name: Nigel Bowen-Morris
Address:
STEPHENSON HARDWOOD LLP
ARTISON BUILDING
2 FILELLINON STR., & AKTI MIAOULI
PIRAEUS 185 36
VAT. NO. 9 9 8 7 1 1 1 5 6
TEL. 210 42 95 160

SIGNED by Pinelopi Karamadouki	)
as duly authorized attorney-in-fact	)	/s/ Pinelopi Karamadouki
for and on behalf of	)
DEUTSCHE BANK	)
AKTIENGESELLSCHAFT FILIALE	)
DEUTSCHLANDGESCHÄFT	)
in the presence of	)

Witness: /s/ Nigel Bowen-Morris
Name: Nigel Bowen-Morris
Address:
STEPHENSON HARDWOOD LLP
ARTISON BUILDING
2 FILELLINON STR., & AKTI MIAOULI
PIRAEUS 185 36
VAT. NO. 9 9 8 7 1 1 1 5 6
TEL. 210 42 95 160